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                                                                   EXHIBIT 10.33

                                             (EXHIBIT C TO THE CREDIT AGREEMENT)

                          PLEDGE AND SECURITY AGREEMENT

                  PLEDGE AND SECURITY AGREEMENT dated as of [___________, 199_] between: IRIDIUM LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware ("Iridium LLC"); and THE CHASE MANHATTAN BANK, as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                  Iridium Operating LLC (the "Company"), a Delaware limited liability company and wholly-owned Subsidiary of Iridium LLC, certain lenders, the collateral agent and The Chase Manhattan Bank as Administrative Agent and Barclays Capital, the investment banking division of Barclays Bank PLC, as Documentation Agent are parties to a Credit Agreement dated as of December 19, 1997 (as modified, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $1,000,000,000.

                  To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Iridium LLC has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. Capitalized terms used but not defined herein shall have their respective meanings in the Credit Agreement. In addition, as used herein:

                  "Asset Transfer" means the transfer by Iridium LLC of substantially all of its assets to the Company pursuant to the Asset Transfer Agreement.

                  "Asset Transfer Agreement" means the Asset Transfer Agreement dated as of December 18, 1997 between Iridium LLC and the Company.

                  "Collateral" has the meaning assigned to such term in Section 3.01.

                  "Iridium LLC Agreement" means the Limited Liability Company Agreement of Iridium LLC dated as of July 29, 1996, pursuant to which Iridium LLC is organized.


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                  "Iridium LLC Members" means each of the holders from time to time of membership interests of Iridium LLC.

                  "IWCL" means Iridium World Communications Ltd.

                  "Management Services Agreement" means the Amended and Restated Management Services Agreement dated as of December 18, 1997 among IWCL, Iridium LLC and the Company with respect to, among other things, the provision of management, personnel and administrative services by Iridium LLC to the Company.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, operations, assets, condition (financial or otherwise) or prospects of the Company and any of its Subsidiaries taken as a whole, (b) the ability of Iridium LLC to perform its obligations hereunder or under the Management Services Agreement, (c) the validity or enforceability of the Liens under any Security Document (including without limitation the Liens created hereunder) or on the Collateral thereunder or hereunder or the validity or enforceability thereof or hereof or (d) the Development or timely achievement of completion of the Project.

                  "Related Business" means the business of developing, owning, engaging in and dealing with all or any part of the business of the provision of telecommunications services and businesses and (a) reasonably related extensions thereof, including but not limited to the manufacture, purchase, ownership, operation, leasing, licensing, financing and selling of, and generally dealing in or with, communications satellites, earth stations, gateways, ground infrastructure and subscriber equipment, used or intended for use with telecommunications services and businesses and (b) any other activities that are reasonably related to the provision of telecommunications services and businesses. For avoidance of doubt, "Related Business" shall include any business or activities carried out by Iridium or any Unrelated Subsidiary in connection with the development of the next generation Iridium global wireless communications system.

                  "Reserve Capital Call Obligations" means the obligations of certain of the Iridium LLC Members (as identified in Annex D to the Iridium LLC Agreement) to purchase up to a total of 18,206,550 of additional Class 1 Interests of Iridium LLC at a price of $13.33 per interest pursuant to Section 4.02 of the Iridium LLC Agreement.

                  "Responsible Officer" means the chief executive officer, chief financial officer or general counsel or any senior vice president of Iridium LLC or, with respect to Section 4.02, any vice president of Iridium LLC.



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                  "Secured Obligations" means collectively, (a) all obligations of the Company in respect of principal of and interest on the Loans and all other amounts owing by the Company and its Subsidiaries to the Lenders or the Agents under the Credit Agreement and the other Credit Documents and (b) all obligations of Iridium LLC to the Collateral Agent and other Secured Parties hereunder.

                  "Secured Parties" means the Agents (including the Collateral Agent) and the Lenders.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Unrelated Subsidiary" means a Subsidiary of Iridium LLC (other than the Company) that is not a Subsidiary of the Company and which is engaged in a Related Business.

                           SECTION 1.02. Terms Generally. The definitions of
terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, including an amendment and restatement thereof, but subject to any restrictions on such amendments, supplements or modifications set forth herein, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns or, in the case of any Government Authority, any entity succeeding to any or all of the functions of such Government Authority, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.



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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Iridium LLC represents and warrants to the Secured Parties that:

                  SECTION 2.01. Corporate Existence. Iridium LLC: (a) is a limited liability company duly organized and validly existing under the laws of the State of Delaware; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) reasonably to be expected to result in a Material Adverse Effect.

                  SECTION 2.02. No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the Iridium LLC Agreement or the Company LLC Agreement, or any applicable law or regulation, or any material order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Iridium LLC or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for Permitted Liens) result in the creation or imposition of any Lien upon any of the Collateral pursuant to the terms of any such agreement or instrument.

                  SECTION 2.03. Action. Iridium LLC has all necessary limited liability company power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Iridium LLC of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Iridium LLC and constitutes its legal, valid and binding obligation, enforceable against Iridium LLC in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                           SECTION 2.04. Approvals. No authorizations, approvals
or consents of, and no filings or registrations with, any Government Authority are necessary for the execution, delivery or performance by Iridium LLC of this Agreement or for the validity or enforceability


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hereof, except (i) for filings and recordings in respect of the Liens created pursuant hereto and (ii) that, at any time after the transfer of the FCC License to the Company or any of its Subsidiaries pursuant to the Space System Contract, the exercise of certain remedies hereunder may require the prior approval of the FCC.

                  SECTION 2.05. Financial Condition. Iridium LLC has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows for Iridium LLC (i) as of and for the fiscal year ended December 31, 1996, reported on by KPMG Peat Marwick LLP, independent public accountants and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1997, certified by the chief financial officer of Iridium LLC. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Iridium LLC and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Since December 31, 1996 (and giving effect to the Asset Transfer as of such date), there has been no change in the business, assets, operations, prospects or condition, financial or otherwise, of Iridium LLC and its Subsidiaries, taken as a whole, that (either individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 2.06. Proceedings. Except as described in Schedule V to the Credit Agreement, there is no action, suit or proceeding at law or in equity or by or before any Government Authority, arbitral tribunal or other similar body now pending or, to the best knowledge of Iridium LLC, threatened against Iridium LLC or any of its Subsidiaries or any of their respective property (including, without limitation, the Project), which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 2.07. Investment and Holding Company Status. Iridium LLC is not (a) an "investment company" or a company "controlled" by a company registered as an "investment company", as such terms are defined in the Investment Company Act of 1940 or (b) a "holding company", or an "affiliate" of a company registered as a "holding company" or a "subsidiary company" of a company registered as a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

                  SECTION 2.08. Taxes. Iridium LLC has filed or caused to be filed all tax returns that are required to be filed, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against Iridium LLC or any of its property (other than Taxes (i) the payment of which is not yet due or which are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (ii) the failure of which to pay could not reasonably be expected to result in a Material


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Adverse Effect), and no tax Liens have been filed (a) with respect to any of the
Collateral (other than Permitted Liens) or (b) that would have a Material
Adverse Effect, and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of Iridium LLC in respect of Taxes and other governmental charges are, in the opinion of Iridium LLC, adequate.


                  SECTION 2.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 2.10. Capitalization. Iridium LLC has heretofore delivered to the Lenders a true and complete copy of the Iridium LLC Agreement. The members of Iridium LLC on the date hereof are those identified in Schedule I.

                  SECTION 2.11. Asset Transfer. Iridium LLC has the full power and authority and legal right to execute and deliver the Asset Transfer Agreement and to perform its obligations thereunder. The execution, delivery and performance by Iridium LLC of the Asset Transfer Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the part of Iridium LLC. The execution, delivery and performance by Iridium LLC of the Asset Transfer Agreement and the consummation of the Asset Transfer do not and will not (a) require any consent or approval of any Person that has not already been obtained and that remains in full force and effect, (b) violate any material provision of any Government Rule or any order, writ, judgment, decree, determination or award having applicability to Iridium LLC or any of its Subsidiaries, (c) violate any provision of the Iridium LLC Agreement, (d) result in a breach or constitute a default under any material indenture or agreement to which Iridium LLC or any of its Subsidiaries is a party or by which any of their respective property is bound or affected or (e) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by such Person. The Asset Transfer has been given effect and all of the assets of Iridium LLC required to be transferred by Iridium LLC to the Company under the Asset Transfer Agreement have been so transferred prior to the date hereof.

                  SECTION 2.12.  Collateral.

                  (a) Iridium LLC has all right, title and interest in, to and under, and is the record owner of, the Collateral in which it purports to grant a security interest pursuant to Section 3.01 and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and


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security interest in favor of the Collateral Agent for the benefit of the
Secured Parties created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral (except for Permitted Liens).

                  (b) The membership interests of the Company identified in Annex 1 are, and all other membership interests of the Company in which Iridium LLC shall hereafter grant a security interest pursuant to Section 3.01 will be, duly authorized, validly existing, fully paid and non-assessable (except as provided in Section 6.07 of the Delaware LLC Act). Except for any restriction contained herein, there does not exist any contractual restriction on (i) the sale, assignment, transfer or disposition by the Collateral Agent of any of the membership interests of the Company pledged hereunder in connection with the exercise by the Collateral Agent of its remedies hereunder, (ii) the admission of any transferee of such membership interests as a member of the Company or
(iii) otherwise on the exercise by the Collateral Agent of any of its remedies hereunder in respect of such membership interests.

                  (c) The membership interests of the Company identified in Annex 1 constitute all of the ownership interests of the Company issued and outstanding on the date hereof (whether or not registered in the name of Iridium
LLC) and Iridium LLC is the owner of all such ownership interests.

                                   ARTICLE III

                          PLEDGE AND SECURITY INTEREST

                  SECTION 3.01. Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations now existing or hereafter arising, Iridium LLC hereby pledges, assigns, hypothecates and transfers to the Collateral Agent for the equal and ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties a Lien on and security interest in, all of Iridium LLC's right, title and interest in, to and under the following, whether now owned by Iridium LLC or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as the "Collateral"):

                  (a) all of its membership interests in the Company together with the certificate or certificates (if any) evidencing the same and all of its right, title and interest in, to and under the Company LLC Agreement, including, without limitation, (i) all rights of Iridium LLC to receive moneys due but unpaid and to become due thereunder or pursuant thereto, (ii) all rights of Iridium LLC to participate in the operation or management of the Company and to take actions or consent to actions in


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         accordance with the provisions thereof, (iii) all rights of Iridium LLC pursuant thereto to property of the Company, (iv) all rights of Iridium LLC to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect thereto, (v) all claims of Iridium LLC for damages arising out of or for breach of or default thereunder and (vi) all rights of Iridium LLC to terminate, amend, supplement, modify or waive performance under any of the terms provisions of the Company LLC Agreement, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

                  (b) all shares, interests, securities, moneys or property representing a dividend upon, or representing a distribution or return of capital upon or with respect to, such membership interests or resulting from a split-up, revision, reclassification or other like change thereof or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of thereof;

                  (c) without affecting the obligations of Iridium LLC under any provision prohibiting such action hereunder, in the event of any consolidation or merger of the Company in which the Company is not the surviving entity, all ownership interests of whatever class owned by Iridium LLC of the successor entity formed by or resulting from such consolidation or merger (such membership interests, together with all shares, interests, securities, moneys or property as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein, and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers, collectively called the "Member Collateral");

                  (d) all rights of Iridium LLC (including rights delegated to its directors or officers) in respect of the Reserve Capital Call Obligations, including, without limitation, all rights to compel performance of the Reserve Capital Call Obligations, to terminate, amend, supplement, modify or waive performance thereof and otherwise to exercise rights and remedies in respect thereof (but not including any indemnity rights which any of the directors or officers of Iridium LLC may have relating to the Reserve Capital Call Obligations); and

                  (e) all proceeds, products, offspring, rents, profits, royalties, revenues, issues, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the property of Iridium LLC described in the preceding clauses of this Section and, to the extent related to any such property, all books, correspondence, credit files, records, invoices and other papers.



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                  SECTION 3.02. Member Remains Liable. Anything herein to the contrary notwithstanding, Iridium LLC shall remain liable under the Company LLC Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Collateral Agent of any of the rights hereunder shall not release Iridium LLC from any of its duties or obligations under the Company LLC Agreement. The Collateral Agent shall not have any obligation or liability under the Company LLC Agreement by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of Iridium LLC thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. In the event that the Collateral Agent on behalf of the Secured Parties or its designee(s) succeeds to Iridium LLC's interest in, to and under the membership interests of the Company whether by foreclosure or otherwise, the Collateral Agent on behalf of the Secured Parties or its designee(s) shall assume liability for all of the obligations of Iridium LLC as a member under the Company LLC Agreement, provided that such liability shall not include any liability for claims against Iridium LLC arising from Iridium LLC's failure to perform during the period prior to the Collateral Agent's or such designee(s)' succession to Iridium LLC's interest in, to and under such membership interests.

                                   ARTICLE IV

                                    COVENANTS

                  Iridium LLC agrees that, until the payment and satisfaction in full of the Secured Obligations and the expiration or termination of the Commitments of the Lenders under the Credit Agreement:

                  SECTION 4.01. Financial Statements and Other Information. Iridium LLC will furnish to the Administrative Agent and each Lender (but, in the case of clauses (a) through (d) below, only if at such time Iridium LLC shall be required to prepare financial statements of the type referred to below for filing with the SEC):

                  (a) within 120 days after the end of each fiscal year of Iridium LLC, the audited consolidated balance sheet and related statements of operations, members' equity and cash flows of Iridium LLC and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG Peat Marwick LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all


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         material respects the financial condition and results of operations of
         Iridium LLC and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Iridium LLC, the consolidated balance sheet and related statements of operations, members' equity and cash flows of Iridium LLC and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of Iridium LLC and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Responsible Officer stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered to the Administrative Agent pursuant hereto and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly upon receipt, copies of all formal accountants' letters received by Iridium LLC's management in respect of Iridium LLC (other than any such letters relating solely to Unrelated Subsidiaries);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by IWCL or Iridium LLC with the SEC or any national securities exchange or distributed by Iridium LLC to its members generally; and

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Iridium LLC (but excluding any information not included under Section 4.06), as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

                  SECTION 4.02. Notices of Material Events. Iridium LLC will furnish, or will cause to be furnished, to the Administrative Agent and each Lender prompt written notice of:

                  (a) Iridium LLC becoming aware of the occurrence of any Default relating to Iridium LLC;


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                  (b) the filing or commencement of any action, suit or
         proceeding by or before any arbitrator or Government Authority against or affecting Iridium LLC that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Iridium LLC and its Subsidiaries in an aggregate amount exceeding $2,000,000; and

                  (d) any other circumstance, act or condition relating to Iridium LLC which could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 4.03. Maintenance of Existence. Iridium LLC will preserve and maintain (a) its legal existence and (b) all of its licenses, Government Approvals, rights, privileges, franchises and property (if any) which are material to the Development of the Project and the due performance of all of its obligations and the exercise of all of its rights under the Transaction Documents to which it is party, provided that nothing in this Section shall be construed to prohibit any transaction permitted under this Article IV.

                  SECTION 4.04. Taxes. Iridium LLC will (a) pay and discharge, or effectively provide for, all Taxes that are imposed on Iridium LLC or on its income or profits or on any of its property prior to the date on which penalties for the failure to pay or discharge such Taxes attach thereto, other than Taxes the failure of which to pay could not reasonably be expected to have a Material Adverse Effect, provided that Iridium LLC shall have the right to contest in good faith by appropriate proceedings the validity or amount of any such Tax, and (b) promptly pay any valid, final judgment enforcing any such Tax and cause the same to be satisfied of record.

                  SECTION 4.05. Compliance with Laws; Government Approvals. Iridium LLC will comply in all respects with all applicable Government Rules applicable to it or its property and all Government Approvals now or hereafter held by it, unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.06. Inspection Rights. Subject to the same confidentiality requirements set forth in Section 11.12 of the Credit Agreement that are applicable to the Company, Iridium LLC will permit representatives of any of the Global Arrangers, the Agents


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or the Lenders (including, without limitation, any Independent Advisor, at the reasonable request of the Global Arrangers), upon reasonable prior notice to Iridium LLC unless a Default shall have occurred and is continuing, to visit and inspect its property, to examine, copy or make excerpts from its books, records and documents and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants to the extent such property, books, records, documents, affairs, finances and accounts relate to the business or operation of Company, the Development of the Project or the Collateral hereunder, all at such reasonable times during normal business hours and at such intervals as such representatives may reasonably request. Iridium LLC hereby authorizes each of its principal officers, engineers and independent accountants to discuss Iridium LLC's affairs, finances and accounts as contemplated by this Section.

                  SECTION 4.07. Indebtedness. Iridium LLC will not create, incur, assume or permit to exist any Indebtedness of Iridium LLC, except: (a) Indebtedness (including Capital Lease Obligations) incurred in the ordinary course of business of Iridium LLC in the performance of its duties under the Management Services Agreement or otherwise in carrying out its activities in connection with the Development of the Project; (b) other Indebtedness of Iridium LLC, provided that (i) the proceeds of such Indebtedness (or, in the case of any Indebtedness of an Unrelated Subsidiary that is Guaranteed by Iridium LLC, such Indebtedness) shall be used in the business of an Unrelated Subsidiary, (ii) such Indebtedness shall not have a maturity earlier than one year after the Maturity Date or provide any amortization or redemption of principal prior to such date, (iii) such Indebtedness shall not place any limitations on the activities of the Company and its Subsidiaries or the activities of Iridium LLC in connection with the Development of the Project,
(iv) such Indebtedness may contain such other terms and conditions (including, without limitation, covenants and events of default, but excluding terms as to pricing) applicable to Iridium LLC that are not more restrictive than the terms set forth in the Credit Agreement (assuming such terms were applicable to Iridium LLC) and (v) such Indebtedness may not be secured by a Lien on any property of Iridium LLC other than the equity interests of such Unrelated Subsidiary; and (c) other Indebtedness not exceeding $10,000,000 in the aggregate principal amount outstanding at any one time; provided that this Section shall not (A) be construed to restrict the ability of any Unrelated Subsidiary to incur or have outstanding any Indebtedness and (B) apply to any Indebtedness incurred by any Unrelated Subsidiary that is secured by a pledge of the equity interests of such Unrelated Subsidiary (and no other property of Iridium LLC) and is not Guaranteed by Iridium LLC.

                  SECTION 4.08. Liens. Iridium LLC will not create, incur, assume or suffer to exist any Lien on any property, except (a) the Liens created pursuant to this Agreement and (b) any other Lien that could not reasonably be expected to have a Material Adverse Effect.



                            Parent Security Agreement

                  SECTION 4.09. Membership Interests. Iridium LLC will not consent to, or take any other action to effect, (a) the creation of any other membership or other ownership interest in the Company (other than the membership interests in the Company outstanding as of the date hereof) or (b) (except for any restriction contained herein) the creation of any contractual restriction on
(i) the sale, assignment, transfer or the disposition by the Collateral Agent of any of the membership interests of the Company pledged hereunder in connection with the exercise by the Collateral Agent of its remedies hereunder, (ii) the admission of any transferee of such membership interests as a member of the Company or (iii) otherwise on the exercise by the Collateral Agent of any of its remedies hereunder in respect of such membership interests.

                  SECTION 4.10. Mergers, Consolidations, Etc. Iridium LLC will not enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation of dissolution), or convey, transfer or lease its property substantially as an entirety to any person.

                  SECTION 4.11. Investments. Iridium LLC will not make or permit to remain outstanding any Investments other than (a) the investment in the membership interests of the Company, (b) Permitted Investments and (c) equity investments in Unrelated Subsidiaries or other Persons engaged in any Related Business that are made from the proceeds of the additional membership interests issued by Iridium LLC or of Indebtedness of Iridium LLC permitted under Section 4.07.

                  SECTION 4.12. Transactions with Affiliates. Iridium LLC will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions on terms which, in the opinion of Iridium LLC, are not less favorable to Iridium LLC than could be obtained on an arm's-length basis from unrelated third parties and (b) transaction which could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.13. Nature of Business. Iridium LLC will not engage in any business, activities or transactions other than in connection with the Development of the Project and any Related Business. Without limiting the foregoing, Iridium LLC will take from time to time all necessary action to ensure that the Development of the Project is carried out in all substantial respects by the Company and its Subsidiaries and that at all times substantially all of the assets related to the Development of the Project that are owned or held by Iridium LLC and its Subsidiaries are owned or held by the Company and its Subsidiaries.



                            Parent Security Agreement

                  SECTION 4.14. Company LLC Agreement. Iridium LLC will not (a) cancel or terminate the Company LLC Agreement or consent to or accept any cancellation or termination thereof, (b) amend, supplement or otherwise modify the Company LLC Agreement in a manner that would be materially adverse to the interests of the Lenders under the Credit Documents or materially adversely affect the rights or remedies of the Collateral Agent hereunder or the Collateral or (c) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate, amend, modify or suspend in any way prohibited under clause (b) above the Company LLC Agreement, without the prior consent of the Administrative Agent (acting with the approval of the Required Lenders). Iridium LLC shall provide the Administrative Agent with prior written notice of each proposed modification, supplement or waiver in respect of thereof not less than 10 Business Days prior to the proposed effective date thereof (and the Administrative Agent shall promptly provide copies thereof to each Lender). Promptly following the effectiveness of each such modification, supplement or waiver, Iridium LLC shall provide the Administrative Agent with a copy thereof as executed and delivered by the parties thereto (and the Administrative Agent shall promptly provide a copy thereof to each Lender).

                  SECTION 4.15.  Iridium LLC Agreement.

                  (a) Iridium LLC will not (i) take any action, or permit any action to be taken, to effect (x) the cancellation or termination of the Iridium LLC Agreement or (y) any amendment, supplement or otherwise modification of the Iridium LLC Agreement in a manner that would be materially adverse to the interests of the Lenders under the Credit Documents or materially adversely affect the rights or remedies of the Collateral Agent hereunder or the Collateral or (ii) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate, amend, modify or suspend in any way prohibited under clause (i) above the Iridium LLC Agreement, without the prior consent of the Administrative Agent (acting with the approval of the Required Lenders). Iridium LLC shall provide the Administrative Agent with prior written notice of each proposed modification, supplement or waiver in respect of thereof not less than 10 Business Days prior to the proposed effective date thereof (and the Administrative Agent shall promptly provide copies thereof to each Lender). Promptly following the effectiveness of each such modification, supplement or waiver, Iridium LLC shall provide the Administrative Agent with a copy thereof as executed and delivered by the parties thereto (and the Administrative Agent shall promptly provide a copy thereof to each Lender).

                  (b) Iridium LLC will not approve, consent to or otherwise permit, or take any other action to effect, the transfer of any membership interests of Iridium LLC if such transfer would violate Section 5.01 of the Motorola Consent.



                            Parent Security Agreement

                  (c) Neither Iridium LLC nor any of its directors or officers will exercise any rights under the Iridium LLC Agreement with respect to the Reserve Capital Call Obligations unless directed so to do by the Administrative Agent (acting upon the instructions of the Required Lenders). Upon payment by any Iridium LLC Member of all or any part of the Reserve Capital Call Obligations payable by such member to the Collateral Agent pursuant to Section
4.02 of the Iridium LLC Agreement, such payment will constitute a capital contribution by such member to Iridium LLC and Iridium LLC will be deemed to have made a capital contribution in the same amount in the Company.

                  SECTION 4.16. Project Costs. If Iridium LLC shall issue any equity securities or incur any Indebtedness after the date hereof the proceeds of which are intended to be used to pay for Project Costs, Iridium LLC will make a capital contribution in the Company in the amount of such net proceeds promptly following such issuance or incurrence, as the case may be.

                  SECTION 4.17. Restrictive Agreements. Iridium LLC will not enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets or to sell, transfer or otherwise dispose of its assets, (b) the ability of any such Subsidiary to (i) pay dividends or other distributions with respect to any shares of its equity interests, (ii) make or repay loans or advances to the Company or any other Subsidiary of the Company or
(iii) Guarantee Indebtedness of the Company or any such other Subsidiary under any of the Credit Documents or (c) the ability of the Company or any such Subsidiary to enter into amendments, modifications, supplements or waivers of any of the Credit Documents or Principal Project Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any applicable Government Rule or by any Credit Document, (ii) the foregoing shall not apply to (A) restrictions and conditions existing on the date hereof in the Motorola Guaranteed Credit Agreement, the Senior Note Indentures or otherwise identified on Schedule IX to the Credit Agreement (but shall apply to any amendment or modification thereof expanding the scope of any such restriction or condition) or (B) any comparable restrictions and conditions contained in any agreement or instrument relating to Indebtedness permitted under clause (c),
(e), (g), (h), (i), (j), (k) or (l) (to the extent the Indebtedness being Refinanced pursuant to such clause (l) contains any such restriction or condition) of Section 7.01 of the Credit Agreement, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets


                            Parent Security Agreement
securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

                                    ARTICLE V

                                    REMEDIES

                  In furtherance of the grant of the pledge and security interest pursuant to Section 3.01, Iridium LLC hereby agrees with the Secured Parties as follows:

                  SECTION 5.01. Delivery and Other Perfection. Iridium LLC shall:

                  (a) if any of the shares, interests, securities, moneys or property required to be pledged by Iridium LLC under clauses (a), (b) and (c) of Section 3.01 are received by Iridium LLC, forthwith either
         (i) transfer and deliver to the Collateral Agent such shares or securities so received by Iridium LLC (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral, (ii) with respect to any Member Collateral that is not evidenced by a certificate, execute and deliver written instructions to the issuer thereof to register the Lien created hereunder in such Member Collateral in the registration books maintained by such issuer for such purpose and cause Iridium LLC to execute and deliver to the Collateral Agent a written confirmation to the effect that the Lien created hereunder in such Member Collateral has been duly registered in such registration books, all in form and substance satisfactory to the Collateral Agent or (iii) take such other action as the Collateral Agent shall deem necessary or appropriate to duly perfect the Lien created hereunder in such shares, interests, securities, moneys or property in said clauses (a), (b) and
         (c);

                  (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral which is represented by a certificate to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to Iridium LLC copies of any notices and communications received by it with respect to the Collateral pledged by Iridium LLC hereunder);


                            Parent Security Agreement

                  (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

                  (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, all in such manner as the Collateral Agent may require.

                  SECTION 5.02. Other Financing Statements and Liens. Without the prior written consent of the Collateral Agent, Iridium LLC shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

                  SECTION 5.03. Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  SECTION 5.04.  Collateral.

                  (a) Iridium LLC will cause to be pledged hereunder at all times 100% of the aggregate ownership interests of the Company then outstanding.

                  (b) So long as no Event of Default shall have occurred and be continuing, Iridium LLC shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Member Collateral, provided that Iridium LLC agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement or any other instrument or agreement referred to herein or therein; and the Collateral Agent shall execute and deliver to Iridium LLC or cause to be executed and delivered to Iridium LLC all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as Iridium LLC may reasonably request for the purpose of enabling Iridium LLC to exercise the rights and powers that they are entitled to exercise pursuant to this paragraph (b).

                  (c) Except as permitted under, and subject to any conditions set forth in, Section 7.07 of the Credit Agreement, no distributions, dividends or other payments shall be paid by the Company to Iridium LLC in its capacity as a member of the Company, and Iridium LLC shall not be entitled to receive and retain any such distribution, dividends or


                            Parent Security Agreement
other payments, in respect of the Collateral; provided that nothing herein shall be construed to limit the payment by the Company to Iridium LLC of the Iridium Management Expenses under, and as defined in, the Management Services Agreement. In the event that, notwithstanding the foregoing, Iridium LLC shall receive any such distribution, dividend or other payment, Iridium LLC shall hold the same in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of Iridium LLC and forthwith turn over the same to the Collateral Agent in the exact form received by Iridium LLC for deposit into the appropriate Project Account pursuant to the Depositary Agreement.

                  (d) Without limiting any other rights of the Collateral Agent under this Agreement (but subject to the second paragraph of Section 5.05), upon and during the continuance of any Event of Default, the Collateral Agent may (but shall not be obligated to) make a demand for payment in respect of the Reserve Capital Call Obligations in accordance with Section 4.02 of the Iridium LLC Agreement, without notice to or consent from or any other action required to be taken by Iridium LLC.

                  SECTION 5.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

                  (a) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and Iridium LLC agrees to take all such action as may be reasonably necessary to give effect to such right);

                  (b) the Collateral Agent in its discretion may, in its name or in the name of Iridium LLC or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (c) the Collateral Agent may, upon 30 days' prior written notice to Iridium LLC of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent deems best,


                            Parent Security Agreement
         and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Iridium LLC, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

                  Notwithstanding anything herein or in any other Security Document to the contrary, neither the Collateral Agent nor any of the other Secured Parties shall sell, lease, assign or otherwise dispose, or cause the sale, lease, assignment or other disposition, of all or any part of the Collateral (other than the rights of Iridium LLC in respect of the Reserve Capital Call Obligations) pursuant to this Agreement unless not less than 10 days prior thereto the Collateral Agent shall have made a demand (or caused a demand to be made) in respect of the Reserve Capital Call Obligations in accordance with Section 4.02 of the Iridium LLC Agreement, provided that (i) nothing herein shall be construed to limit the rights of the Collateral Agent to exercise any other right or remedies hereunder prior to any such sale, lease, assignment or other disposition or from and after any event affecting any Credit Party or Iridium LLC described in clause (i) or (j) of Section 9.01 of the Credit Agreement and (ii) the requirement of this paragraph shall not apply if the aggregate outstanding amount in respect of the Loans (net of any cash balances in the Project Accounts) shall exceed the aggregate amount of the Reserve Capital Call Obligations.

                  The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 5.08.

                  Iridium LLC recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Iridium LLC acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have


                            Parent Security Agreement
been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit Iridium LLC or the issuer of such Collateral to register it for public sale.

                  SECTION 5.06. Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, Iridium LLC shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

                  SECTION 5.07. Private Sale. No Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Iridium LLC hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer Collateral to more than one offeree.

                  SECTION 5.08. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent:

                  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the reasonable fees and expenses of its agents and counsel, and all reasonable expenses incurred and advances made by the Collateral Agent in connection therewith;

                  Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

                  Finally, to the payment to Iridium LLC, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.



                            Parent Security Agreement

                  As used in this Article V, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Iridium LLC or any issuer of or obligor on any of the Collateral.

                  SECTION 5.09. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of Iridium LLC for the purpose of carrying out the provisions hereof and taking any action and executing any instruments that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of Iridium LLC representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  SECTION 5.10. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, Iridium LLC shall take such action, including without limitation filing UCC financing statements, establishing control arrangements (within the meaning of Article 8 of the UCC) and delivering to the Collateral Agent any certificates representing the Collateral (accompanied by undated stock or transfer powers duly executed in blank) as the Collateral Agent may reasonably request to perfect the security interests granted pursuant to Section 3.01.

                  SECTION 5.11. Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate and all rights to the Collateral shall revert to Iridium LLC, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of Iridium LLC.

                  SECTION 5.12. Further Assurances. Iridium LLC agrees that, from time to time upon the written request of the Collateral Agent, Iridium LLC will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.



                            Parent Security Agreement

                                   ARTICLE VI

                              CONSENT AND AGREEMENT

                  Iridium LLC hereby acknowledges and agrees:

                  SECTION 6.01. Iridium LLC hereby acknowledges notice and receipt of the Security Agreement and consents to the assignment by the Company of all its rights in and under the Management Services Agreement pursuant to the Security Agreement.

                  SECTION 6.02. In connection with any exercise by the Collateral Agent of any of its remedies under the Security Agreement, the Collateral Agent shall be entitled to exercise any and all rights of the Company under the Management Services Agreement in accordance with its terms, and Iridium LLC shall comply in all respects with such exercise. Without limiting the foregoing, in connection with the exercise by the Collateral Agent of such remedies, the Collateral Agent shall have the full right and power to enforce directly against Iridium LLC all obligations of Iridium LLC owing to the Company under the Management Services Agreement and otherwise to exercise all remedies of the Company thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Company under the Management Services Agreement. The Collateral Agent shall have the right, but not the obligation, to cure all defaults of the Company and to pay all sums owing by the Company under the Management Services Agreement in accordance with this Article.

                  SECTION 6.03. Iridium LLC will not, without the prior written consent of the Collateral Agent, (i) cancel or terminate, or suspend performance under, or exercise any right to consent to or accept any cancellation, termination or suspension of, the Management Services Agreement, unless prior thereto Iridium LLC shall have delivered to the Collateral Agent written notice stating that it intends to take such action on a date not less than 90 days after the date of such notice, specifying the nature of the default or other event under the Management Services Agreement entitling Iridium LLC to take such action (and, in the case of a payment default by the Company, specifying the amount thereof) and permitting the Collateral Agent to cure such payment default by making a payment equal to the amount in default or by performing or causing to be performed any other obligation in default, (ii) transfer, sell, assign, delegate or otherwise dispose of any part of its interests in the Management Services Agreement, or (iii) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend or amend or modify the Management Services Agreement or any part thereof in any manner prohibited by clause (i) or (ii) above. In furtherance of clause (i) of the immediately preceding sentence, Iridium LLC agrees that, notwithstanding anything contained in the Management Services Agreement to the contrary, upon the occurrence of a default by the


                            Parent Security Agreement

Company under such Management Services Agreement entitling Iridium LLC to cancel or terminate such Management Services Agreement or to suspend performance thereunder, Iridium LLC will not take any action to cancel or terminate, or suspend performance under, such Management Services Agreement if, within a 90-day period after the date on which the Collateral Agent shall have received notice of such default from Iridium LLC, the Collateral Agent commences steps to cure such default and/or otherwise to institute enforcement proceedings to acquire the Company's interest in the Management Services Agreement or the Project and thereafter the Collateral Agent diligently pursues such steps or proceedings and all payment defaults of the Company under the Management Services Agreement have been cured within such 90-day period. Effective upon any transfer of the Company's interest in the Management Services Agreement to any other Person, Iridium LLC will grant the relevant transferee a reasonable period of time to cure such default (but, in no event with respect to any payment default, exceeding a maximum of 90 days after receipt of notice of such payment default by the Collateral Agent, as contemplated above). Except as provided in
Section 6.05, no curing or attempt to cure any of the Company's defaults under the Management Services Agreement shall be construed as an assumption by the Collateral Agent or any other Secured Party of any covenants, agreements or obligations of the Company under the Management Services Agreement and neither the Collateral Agent nor any other Secured Party shall have any obligation to Iridium LLC for the performance of any obligation under the Management Services Agreement. In connection with any cure pursuant to this Section of the Company's default(s) under the Management Services Agreement or any assumption by any Person of the Company's liabilities thereunder, only those obligations and liabilities arising expressly under the Management Services Agreement shall be required to be cured or assumed, as the case may be. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be intended to restrict in any way any merger or consolidation to which Iridium LLC is a party or the sale of all or substantially all of the assets of Iridium LLC and its Subsidiaries, provided that, in connection with any such transaction, if Iridium LLC is not the surviving entity of such transaction, the surviving entity or purchaser, as the case may be, expressly assumes in writing the obligations of Iridium LLC under the Management Services Agreement. Notwithstanding anything herein to the contrary, the restrictions under this Article shall not apply to any of the arrangements between Iridium LLC and IWCL as set forth in the Management Services Agreement.

                  SECTION 6.04. Iridium LLC shall deliver to the Administrative Agent at the address provided for in Section 11.01 of the Credit Agreement, or at such other address as the Administrative Agent may designate in writing from time to time to Iridium LLC, promptly following the delivery thereof to the Company, a copy of each material notice from Iridium LLC to the Company under the Management Services Agreement other than periodic demands for payment not then overdue. Promptly following its receipt thereof, Iridium LLC will


                            Parent Security Agreement
deliver to the Administrative Agent at the address specified above a copy of each material notice from the Company to Iridium LLC under the Management Services Agreement.

                  SECTION 6.05. Iridium LLC agrees that, in connection with the exercise by the Collateral Agent of its remedies under the Security Agreement with respect to the Management Services Agreement, Iridium LLC shall recognize the Collateral Agent as the Company for purposes of the Management Services Agreement in accordance with this Agreement. In the event that the Collateral Agent succeeds to the Company's interests under the Management Services Agreement in accordance with the Security Agreement, the Collateral Agent shall assume liability for all of the Company's obligations under the Management Services Agreement, provided, however, that such liability shall not include any liability for claims of Iridium LLC against the Company arising from the Company's failure to perform during the period prior to the Collateral Agent's succession to the Company's interests under the Management Services Agreement other than the payments obligations of the Company expressly provided for in the Management Services Agreement. Except as otherwise set forth in the immediately preceding sentence, none of the Secured Parties shall be liable for the performance or observance or any of the obligations or duties of the Company under any of the Management Services Agreement, nor shall the assignment of the Management Services Agreement by the Company to the Collateral Agent pursuant to the Security Agreement give rise to any duties or obligations whatsoever on the part of any of the Secured Parties owing to Iridium LLC. If the Collateral Agent succeeds to the Company's interests under the Management Services Agreement pursuant to the Security Agreement, Iridium LLC and the Collateral Agent shall negotiate in good faith an equitable adjustment to the amounts payable thereunder to compensate Iridium LLC for any additional costs reasonably incurred by Iridium LLC following the failure of the Company to perform its obligations that resulted in the enforcement by the Collateral Agent of its remedies under the Security Agreement until the date on which the Collateral Agent shall have assumed the obligations of the Company under the Management Services Agreement. Notwithstanding the foregoing, Iridium LLC shall not be relieved of its obligations to perform under the Management Services Agreement as a result of the parties' failure to agree upon an equitable adjustment to the amounts payable thereunder.

                  SECTION 6.06. In the event that (i) the Management Services Agreement is rejected by a trustee, liquidator, debtor-in-possession or similar entity or person in any bankruptcy, insolvency or other similar proceeding involving the Company or (ii) the Management Services Agreement is terminated as a result of any bankruptcy, insolvency or similar proceeding involving the Company and, if within 90 days after such rejection, the Collateral Agent shall so request and shall certify in writing to Iridium LLC that it intends to perform the obligations of the Company as and to the extent required under the Management Services Agreement (as if it had not been rejected or terminated, but otherwise only to the extent such obligations would be undertaken had such person or entity succeeded to the


                            Parent Security Agreement

Company thereunder pursuant to Section 6.07, Iridium LLC will execute and deliver to the Collateral Agent a new agreement amending or replacing the original affected Management Services Agreement which shall be for the balance of the remaining term under such affected Management Services Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as such affected Management Services Agreement (except for any requirements which have been fulfilled by the Company and Iridium LLC prior to such rejection or termination or which are not required to be undertaken by such person or entity). If the Collateral Agent and Iridium LLC enter into such a new agreement in accordance with this Section, Iridium LLC and the Collateral Agent shall negotiate in good faith an equitable adjustment to the amounts payable thereunder to compensate Iridium LLC for any additional costs reasonably incurred by Iridium LLC during the period from and including the date such bankruptcy, insolvency or similar proceeding was commenced to and including the date on which the Collateral Agent shall certify in writing that it intends to perform the obligations of the Company with respect to such new agreement. Notwithstanding the foregoing provisions, Iridium LLC shall not be relieved of its obligations to perform under such new agreement as result of the parties' failure to agree upon such an equitable adjustment. References in this Agreement to a "Management Services Agreement" shall be deemed also to refer to the new Management Services Agreement in replacement thereof.

                  SECTION 6.07. In connection with the exercise by the Collateral Agent of its remedies under the Security Agreement, the Collateral Agent may assign its rights and interests and the rights and interests of the Company under the Management Services Agreement to any other Person, provided that such Person shall assume all of the obligations of the Company under the Management Services Agreement(s) and shall have obtained all Government Approvals (if any) necessary to perform such obligations. Upon such assignment and assumption, the Collateral Agent shall be relieved of all obligations (if any) under the Management Services Agreement(s) arising after such assignment and assumption.

                  SECTION 6.08. Designees and Transferees. It is acknowledged and agreed that the Collateral Agent may employ agents and attorneys-in-fact in exercising its remedies under the Security Agreement, and in that connection may designate another entity to take action on behalf of the Collateral Agent including, but not limited to, the enforcement of and/or acquisition of the Company's rights in the Management Services Agreement or otherwise in respect of the Project. It is further acknowledged and agreed that in connection with the exercise by the Collateral Agent of such remedies, the Collateral Agent may cause the Company's rights in any or all of the Management Services Agreement (and/or other assets associated with the Project) to be transferred or assigned to a third party pursuant to the Security Agreement (a "transferee"). The provisions of this Article are intended to benefit the Collateral Agent, its agents, attorneys-in-fact and designees (collectively, the "designees") and


                            Parent Security Agreement
each transferee. Accordingly, unless the context otherwise requires, references to "Collateral Agent" or "Administrative Agent" in this Article shall be deemed to include references to designees and transferees thereof permitted pursuant to the Security Agreement (regardless of whether so expressly provided herein), and all actions permitted to be taken by the Collateral Agent or the Administrative Agent, as the case may be, under this Agreement may be taken by any such designee or transferee, as appropriate.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  SECTION 7.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  SECTION 7.03. Expenses. Iridium LLC agrees to reimburse each of the Lenders and the Collateral Agent for all reasonable costs and expenses of the Lenders and the Collateral Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) performance by the Collateral Agent of any obligations of Iridium LLC in respect of the Collateral that Iridium LLC have failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction


                            Parent Security Agreement
contemplated thereby is consummated) and (b) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.01.

                  SECTION 7.04. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Iridium LLC and the Collateral Agent. Any such amendment or waiver shall be binding upon the Collateral Agent, each other Secured Party and Iridium LLC.

                  SECTION 7.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Iridium LLC, the Collateral Agent and each other Secured Party, provided, however, that Iridium LLC shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.

                  SECTION 7.06. Captions. The caption and section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 7.07. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

                  SECTION 7.08. Governing Law; Jurisdiction; Consent to Service of Process.

                           (a) This Agreement shall be construed in accordance
with and governed by the law of the State of New York.

                           (b) Iridium LLC hereby irrevocably and
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against Iridium LLC or its properties in the courts of any jurisdiction.


                            Parent Security Agreement

                           (c) Iridium LLC hereby irrevocably appoints CT
Corporation (the "Process Agent") with an office on the date hereof at 1633 Broadway New York, New York 10019 as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding. Such service may be made by mailing or delivering a copy of such process to Iridium LLC, in care of the Process Agent at the Process Agent's above address and Iridium LLC hereby irrevocably authorizes and directs the Process Agent to receive such service on its behalf. The Administrative Agent and each Lender agree to mail to Iridium LLC at its address provided under Section 7.02 a copy of any summons, complaint, or other process mailed or delivered by it to Iridium LLC in care of the Process Agent. As an alternate method of service, Iridium LLC also irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to it at its address provided under Section 7.02. All mailings under this Section shall be by certified mail, return receipt requested. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                           (d) Iridium LLC hereby irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                           (e) To the extent that Iridium LLC may be or become
entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its property or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), Iridium LLC hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

                  SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY


                            Parent Security Agreement

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 7.10. No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of Iridium LLC, the Collateral Agent and the other Secured Parties, and no other Person shall have any rights hereunder.

                  SECTION 7.11. Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  SECTION 7.12. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 7.13. Security Interest Absolute. The rights and remedies of the Collateral Agent hereunder, the Liens created hereby and the obligations of Iridium LLC hereunder are absolute, irrevocable and unconditional, irrespective of:

                           (a) the validity or enforceability of any of the Secured Obligations, any LLC Agreement, any Credit Document or any other agreement or instrument relating thereto (other than this Agreement);

                           (b) any amendment to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privileges under or in respect of, any of the Secured Obligations, any LLC Agreement, any Credit Document or any other agreement or instrument relating thereto (other than this Agreement);

                           (c) the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

                           (d) any substitution, release or exchange of any other security for or guarantee of any of the Secured Obligations or the failure to create, preserve, validate,


                            Parent Security Agreement
         perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Agent or any other Secured Party; or

                           (e) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section that the obligations of Iridium LLC hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

                  SECTION 7.14. Subrogation. Iridium LLC shall not exercise, and hereby irrevocably waives, any claim, right or remedy that it may now have or may hereafter acquire against the Company arising under or in connection with this Agreement, including, without limitation, any claim, right or remedy of subrogation, contribution, reimbursement, exoneration, indemnification or participation arising under contract, by Government Rule or otherwise in any claim, right or remedy of the Collateral Agent or any other Secured Party against the Company or any other Person or any Collateral which the Collateral Agent or any other Secured Party may now have or may hereafter acquire until such time as all of the Secured Obligations have been paid in full. If, notwithstanding the preceding sentence, any amount shall be paid to Iridium LLC on account of such claim, right or remedy at any time when any of the Secured Obligations shall not have been paid in full, such amount shall be held by Iridium LLC in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of Iridium LLC, and be turned over to the Collateral Agent in the exact form received by Iridium LLC (duly endorsed by Iridium LLC to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with this Agreement.

                  SECTION 7.15. Reinstatement. This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Iridium LLC shall indemnify the Collateral Agent and each other Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Collateral Agent or such other Secured Party in connection with such rescission or restoration.

                  SECTION 7.16. FCC Approval. Notwithstanding any other provision of this Agreement, from and after the transfer of the FCC License to the Company or any of its Subsidiaries pursuant to Section 18.H of the Space System Contract, no action shall be taken hereunder by the Collateral Agent or any other Secured Party with respect to any of the membership interests of the Company that would constitute or result in any assignment of the FCC License or any change of control of the holder of the FCC License, if, under then


                            Parent Security Agreement
existing applicable law, regulations and FCC policies, such assignment or change of control would require the prior approval of the FCC. Iridium LLC agrees to take, at its expense, any action that the Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary (a) to enable the Collateral Agent to exercise and enjoy the full rights and benefits granted to the Collateral Agent by this Agreement and (b) for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request by the Collateral Agent, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or transfer of control necessary or appropriate under the FCC's rules, regulations and policies, or for approval of any sale of the membership interests of the Company provided by this Agreement by or on behalf of the Collateral Agent or any assumption by the Collateral Agent of voting rights relating thereto effected in accordance with the terms hereof.


                            Parent Security Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

                                     PLEDGOR

                                     IRIDIUM LLC



                                     By ________________________
                                        Name:
                                        Title:

                                     Address for Notices:



                                     Telecopier No.:

                                     Telephone No.:

                                     Attention:



                            Parent Security Agreement

                                     COLLATERAL AGENT

                                     THE CHASE MANHATTAN BANK,
                                     as Collateral Agent



                                     By ________________________
                                        Name:
                                        Title:

                                      Address for Notices:

                                      The Chase Manhattan Bank,
                                      as Collateral Agent
                                      1 Chase Manhattan Plaza
                                      8th Floor
                                      New York, New York 10081

                                      Attention:  Loan and Agency Services Group

                                      with a copy to:

                                      The Chase Manhattan Bank
                                      270 Park Avenue
                                      New York, New York  10017

                                      Attention:  ______________________




                            Parent Security Agreement

                                                                         ANNEX 1

                              Membership Interests

                          [See Section 2.05(b) and (c)]

                  Type of                                           Certificate
                  Membership                Number of               No(s).
                  Interests                 Units                   (if any)
                  ---------                 -----                   --------






                      Annex 1 to Parent Security Agreement
                           Parent Security Agreement

                                                                      SCHEDULE I

                               Iridium LLC Members


                                    Type of
                  Name              Interests                 Percentage
                  ----              ---------                 ----------









                                   Schedule I
                            Parent Security Agreement